Exbibit 99.1
[Omitted Graphic]
NASDAQ: WASH

Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 21, 2005
FOR IMMEDIATE RELEASE

Washington Trust Second Quarter Net Income Up 12%
Record Earnings and Earnings Per Share

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (Nasdaq National Market; symbol: WASH), parent company of The Washington Trust Company, today announced second quarter ended June 30, 2005 net income of $5.6 million, an increase of 12 percent from the $5.0 million reported for the second quarter of 2004. On a diluted earnings per share basis, the Corporation earned 41 cents for the second quarter of 2005, up 11 percent from the 37 cents earned for the same quarter in 2004. The returns on average equity and average assets for the three months ended June 30, 2005 were 14.58% and 0.97%, respectively, compared to 14.46% and 0.96%, respectively, for the same period in 2004.

“We’re pleased to report record net income for the second quarter, with earnings up 12 percent since last year,” stated John C. Warren, Washington Trust Chairman and Chief Executive Officer. Warren added, “We’ve had healthy loan and deposit growth in a year in which the Federal Reserve raised short-term interest rates nine times.” He continued, “We’re excited about our upcoming acquisition of Weston Financial Group, Inc. and the opportunities it presents for our wealth management group.”

As previously reported on March 21, 2005, Washington Trust announced the signing of a definitive agreement to acquire Weston Financial Group, a registered investment advisor with assets under management in excess of $1.2 billion. Located in Wellesley, Massachusetts, Weston specializes in providing high-quality, comprehensive financial planning and investment counseling services to high net worth individuals. It is currently anticipated that the acquisition, which is subject to state and federal regulatory approval and other customary conditions to closing, will most likely be completed in the third quarter of 2005.

Net income for the six months ended June 30, 2005 amounted to $11.0 million, an increase of 11 percent from the $10.0 million reported for the same period a year ago. On a diluted earnings per share basis, the Corporation earned 81 cents for the six months ended June 30, 2005, an increase of 9 percent from the 74 cents earned for

-M O R E-

Washington Trust
Page Two, July 21, 2005

the first six months of 2004. The returns on average equity and average assets for the six months ended June 30, 2005 were 14.39% and 0.95%, respectively, compared to 14.18% and 0.98%, respectively, for the six months ended June 30, 2004.

Net interest income, the primary source of Washington Trust’s operating income, amounted to $15.0 million for the second quarter of 2005, up 14 percent from the $13.1 million reported for the same period a year ago. This increase in net interest income was primarily due to growth in interest-earning assets. The net interest margin for the three months ended June 30, 2005 was 2.76%, unchanged from the first quarter of 2005, and 4 basis points higher than the 2.72% level reported for the second quarter of 2004.

For the six months ended June 30, 2005, net interest income amounted to $29.6 million, an increase of 13 percent from the amount reported for the corresponding 2004 period. The net interest margin for the six months ended June 30, 2005 amounted to 2.76%, down 4 basis points from the 2.80% reported for the same period a year ago.

Excluding net realized gains and losses on securities, noninterest income for the second quarter of 2005 totaled $7.0 million, down from $7.2 million reported for the same quarter a year ago primarily due to a decline in other income. Included in other income for the second quarter of 2004 was $280 thousand recovered as a result of a favorable litigation decision. For the six months ended June 30, 2005, noninterest income (excluding net realized gains and losses on securities) amounted to $13.1 million, essentially unchanged from the comparable 2004 amount.

Trust and investment management fees represented 51% of noninterest income (excluding net realized gains and losses on securities) for the first six months of 2005. Revenue from trust and investment services totaled $3.5 million for the second quarter of 2005 and $6.7 million for the first six months of 2005, up 5 percent from the comparable periods in 2004. This revenue is largely dependent on the value of assets under administration and is closely tied to the performance of the financial markets. Trust assets under administration amounted to $1.853 billion at June 30, 2005, compared to $1.871 billion at December 31, 2004.

Noninterest expenses amounted to $13.4 million for the second quarter of 2005 and $25.8 million for the first six months of 2005, up 7 percent from the comparable periods a year ago. Salaries and employee benefit expense, the largest component of noninterest expenses, totaled $7.5 million for the second quarter of 2005, up 3 percent from the second quarter of 2004. Salaries and employee benefit expense amounted to $14.9 million

- M O R E -

Washington Trust
Page Three, July 21, 2005

for the six months ended June 30, 2005, up 5 percent from the first six months of 2004. Expenses for legal, audit and professional fees have increased by $275 thousand and $409 thousand, respectively, for the three-month and six-month periods ended June 30, 2005. These increases are partly due to higher audit and other costs associated with the requirements of Section 404 of the Sarbanes-Oxley Act.

At June 30, 2005, total assets amounted to $2.339 billion, up $31.4 million from December 31, 2004. In the first six months of 2005, total loans increased $95.5 million to $1.345 billion. Residential real estate loans grew $53.5 million, or 10 percent, during the first half of 2005, including an increase of $26.5 million in purchased residential mortgages. Consumer loans increased $21.2 million, or 9 percent, in the first six months of 2005, primarily due to growth in home equity lines and loans. Commercial loans, including commercial real estate and construction loans, amounted to $528.6 million at June 30, 2005, up $20.9 million, or 4 percent, from $507.7 million reported at December 31, 2004.

Total deposits amounted to $1.531 billion at June 30, 2005, up $72.8 million, or 5 percent, from the balance at December 31, 2004. In the first six months of 2005, growth in demand/NOW deposits and consumer certificates of deposit was partially offset by declines in money market and savings account balances. In addition, brokered certificates of deposit grew $33.2 million, or 20 percent, during the six months ended June 30, 2005. The Corporation utilizes brokered certificates of deposit as part of its overall funding program along with other sources. During the first six months of 2005, the Corporation reduced its Federal Home Loan Bank advance borrowing position by $47.1 million.

Nonperforming assets (nonaccrual loans and property acquired through foreclosure) declined during the first six months of 2005 and were below December 31, 2004 and June 30, 2004 levels. Nonperforming assets totaled $2.4 million, or .10% of total assets, at June 30, 2005. The allowance for loan losses was $17.4 million, or 1.30% of total loans, at June 30, 2005, compared to $16.8 million, or 1.34%, at December 31, 2004. The Corporation’s loan loss provision amounted to $300 thousand for the second quarter of 2005 and $600 thousand for the first six months of 2005. Comparable amounts for the prior year totaled $120 thousand for second quarter 2004 and $240 thousand for the six months ended June 30, 2004. The increase in the Corporation’s loan loss provision was in response to growth in the loan portfolio.

Total shareholders’ equity amounted to $156.9 million at June 30, 2005, compared to $151.9 million at December 31, 2004. Book value per share as of June 30, 2005 and December 31, 2004 amounted to $11.79 and $11.44, respectively.

- M O R E -

Washington Trust
Page Four, July 21, 2005

Washington Trust Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Thursday, July 21, at 4:30 p.m. (Eastern Time) to discuss the Corporation’s second quarter results. Access to the call is available in a listen-only mode on Washington Trust’s web site, http://investorrelations.washtrust.com. A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers personal banking, business banking and wealth management services through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.’s common stock trades on The Nasdaq Stock Market® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

# # #
This report contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation’s actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation’s competition, the ability to consummate the acquisition of Weston in a timely manner, the risk that difficulties will arise in connection with the integration of the operations of Weston with our existing operations, changes in legislation or regulation and accounting principles, policies and guidelines and changes in the assumptions used in making such forward-looking statements.

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

	Three Months Ended
	Jun. 30,	Jun. 30,	Mar. 31,
(Dollars and shares in thousands, except per share amounts)	2005	2004	2005

Operating Results
Net interest income	$14,972	$13,092	$14,621
Provision for loan losses	300	120	300
Net realized gains (losses) on securities	3	(240)	-
Other noninterest income	6,991	7,164	6,079
Noninterest expenses	13,373	12,545	12,444
Income tax expense	2,654	2,308	2,546
Net income	5,639	5,043	5,410

Per Share
Basic earnings	$0.42	$0.38	$0.41
Diluted earnings	$0.41	$0.37	$0.40
Dividends declared	$0.18	$0.17	$0.18

Weighted Average Shares Outstanding
Basic	13,296.0	13,216.1	13,282.7
Diluted	13,592.3	13,517.0	13,617.3

Average Balance Sheet
Federal funds sold and other short-term investments	$12,018	$11,072	$10,670
Taxable debt securities	804,232	829,306	830,738
Nontaxable debt securities	21,369	16,118	19,132
Corporate stocks and Federal Home Loan Bank stock	51,511	56,358	52,852
Loans:
Commercial and other	518,025	434,292	512,260
Residential real estate	558,645	430,539	530,845
Consumer	243,756	192,529	230,728

Total loans	1,320,426	1,057,360	1,273,833

Earning assets	2,209,556	1,970,214	2,187,225
Total assets	2,336,973	2,091,943	2,313,405

Deposits:
Demand deposits	189,465	190,906	182,281
NOW accounts	180,103	163,638	171,108
Money market accounts	186,957	122,063	196,577
Savings accounts	241,594	258,169	248,957
Time deposits	733,927	545,266	688,878

Total deposits	1,532,046	1,280,042	1,487,801

Federal Home Loan Bank advances	631,390	656,802	655,564
Shareholders’ equity	154,663	139,525	152,420

Key Ratios
Return on average assets	0.97%	0.96%	0.94%
Return on average equity	14.58%	14.46%	14.20%
Interest rate spread (taxable equivalent basis)	2.48%	2.47%	2.49%
Net interest margin (taxable equivalent basis)	2.76%	2.72%	2.76%

Allowance for Loan Losses
Balance at beginning of period	$17,058	$16,174	$16,771
Provision charged to earnings	300	120	300
Net (charge-offs) recoveries	84	(86)	(13)

Balance at end of period	$17,442	$16,208	$17,058

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

	Six Months Ended
	Jun. 30,	Jun. 30,
(Dollars and shares in thousands, except per share amounts)	2005	2004

Operating Results
Net interest income	$29,593	$26,175
Provision for loan losses	600	240
Net realized gains (losses) on securities	3	(240)
Other noninterest income	13,070	13,104
Noninterest expenses	25,817	24,225
Income tax expense	5,200	4,576
Net income	11,049	9,998

Per Share
Basic earnings	$0.83	$0.76
Diluted earnings	$0.81	$0.74
Dividends declared	$0.36	$0.34

Weighted Average Shares Outstanding
Basic	13,289.4	13,209.4
Diluted	13,602.3	13,515.2

Average Balance Sheet
Federal funds sold and other short-term investments	$11,349	$11,114
Taxable debt securities	817,412	819,405
Nontaxable debt securities	20,256	15,177
Corporate stocks and Federal Home Loan Bank stock	52,178	55,438
Loans:
Commercial and other	515,158	423,467
Residential real estate	544,822	410,686
Consumer	237,278	181,559

Total loans	1,297,258	1,015,712

Earning assets	2,198,453	1,916,846
Total assets	2,325,254	2,040,042

Deposits:
Demand deposits	185,893	180,598
NOW accounts	175,630	156,349
Money market accounts	191,740	108,247
Savings accounts	245,256	255,855
Time deposits	711,527	536,398

Total deposits	1,510,046	1,237,447

Federal Home Loan Bank advances	643,410	644,999
Shareholders’ equity	153,548	141,053

Key Ratios
Return on average assets	0.95%	0.98%
Return on average equity	14.39%	14.18%
Interest rate spread (taxable equivalent basis)	2.49%	2.54%
Net interest margin (taxable equivalent basis)	2.76%	2.80%

Allowance for Loan Losses
Balance at beginning of period	$16,771	$15,914
Provision charged to earnings	600	240
Net (charge-offs) recoveries	71	54

Balance at end of period	$17,442	$16,208

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

	Jun. 30,	Dec. 31,	Jun. 30,
(Dollars and shares in thousands, except per share amounts)	2005	2004	2004

Period-End Balance Sheet
Assets	$2,339,264	$2,307,820	$2,178,990
Total securities	826,052	890,058	902,998
Loans:
Commercial and other:
Mortgages	274,330	266,670	239,651
Construction and development	32,382	29,263	20,376
Other	221,877	211,778	188,314
Total commercial and other	528,589	507,711	448,341

Residential real estate:
Mortgages	546,364	494,720	433,976
Homeowner construction	20,846	18,975	17,079
Total residential real estate	567,210	513,695	451,055

Consumer:
Home equity lines	162,465	155,001	134,299
Other	86,960	73,269	67,344
Total consumer	249,425	228,270	201,643

Total loans	1,345,224	1,249,676	1,101,039

Deposits:
Demand deposits	201,509	189,588	200,923
NOW accounts	179,824	174,727	167,071
Money market accounts	183,318	196,775	135,609
Savings accounts	233,811	251,920	264,296
Time deposits	732,236	644,875	574,004

Total deposits	1,530,698	1,457,885	1,341,903

Brokered deposits included in time deposits	202,754	169,587	153,373
Federal Home Loan Bank advances	625,641	672,748	676,336
Shareholders’ equity	156,870	151,852	138,542

Capital Ratios
Tier 1 risk-based capital	9.26%	9.15%	9.41%
Total risk-based capital	10.78%	10.72%	10.95%
Tier 1 leverage ratio	5.53%	5.35%	5.51%

Share Information
Shares outstanding at end of period	13,307.4	13,269.4	13,227.9
Book value per share	$11.79	$11.44	$10.47
Tangible book value per share	$10.01	$9.64	$8.64
Market value per share	$27.67	$29.31	$25.99

Credit Quality
Nonaccrual loans	$2,435	$4,731	$4,987
Other real estate owned, net	4	4	8
Nonperforming assets to total assets	0.10%	0.21%	0.23%
Nonaccrual loans to total loans	0.18%	0.38%	0.45%
Allowance for loan losses to nonaccrual loans	716.30%	354.49%	325.01%
Allowance for loan losses to total loans	1.30%	1.34%	1.47%

Assets Under Administration
Market value	$1,852,925	$1,870,510	$1,783,747

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
(Dollars in thousands)	June 30,	December 31,
	2005	2004
Assets:
Cash and due from banks	$41,227	$34,801
Federal funds sold and other short-term investments	5,100	17,280
Mortgage loans held for sale	2,092	1,095
Securities:
Available for sale, at fair value; amortized cost $647,181 in 2005 and $724,209 in 2004	656,025	735,666
Held to maturity, at cost; fair value $170,668 in 2005 and $156,270 in 2004	170,027	154,392

Total securities	826,052	890,058

Federal Home Loan Bank stock, at cost	34,966	34,373

Loans:
Commercial and other	528,589	507,711
Residential real estate	567,210	513,695
Consumer	249,425	228,270

Total loans	1,345,224	1,249,676
Less allowance for loan losses	17,442	16,771

Net loans	1,327,782	1,232,905

Premises and equipment, net	24,166	24,248
Accrued interest receivable	9,896	9,367
Investment in bank-owned life insurance	29,800	29,249
Goodwill	22,591	22,591
Identifiable intangible assets	1,063	1,309
Other assets	14,529	10,544

Total assets	$2,339,264	$2,307,820

Liabilities:
Deposits:
Demand deposits	$201,509	$189,588
NOW accounts	179,824	174,727
Money market accounts	183,318	196,775
Savings accounts	233,811	251,920
Time deposits	732,236	644,875

Total deposits	1,530,698	1,457,885

Dividends payable	2,397	2,257
Federal Home Loan Bank advances	625,641	672,748
Other borrowings	2,876	3,417
Accrued expenses and other liabilities	20,782	19,661

Total liabilities	2,182,394	2,155,968

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30 million shares;
issued 13,316,075 shares in 2005 and 13,278,685 in 2004	832	830
Paid-in capital	32,383	31,718
Retained earnings	119,572	113,314
Unearned stock-based compensation	(981)	(737)
Accumulated other comprehensive income	5,262	6,937
Treasury stock, at cost; 8,642 shares in 2005 and 9,309 in 2004	(198)	(210)

Total shareholders’ equity	156,870	151,852

Total liabilities and shareholders’ equity	$2,339,264	$2,307,820

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(Unaudited)
	Three Months		Six Months
Periods ended June 30,	2005	2004	2005	2004
Interest income:
Interest and fees on loans	$19,096	$14,287	$36,921	$27,928
Interest on securities	8,489	8,107	17,108	16,362
Dividends on corporate stock and Federal Home Loan Bank stock	625	506	1,244	980
Interest on federal funds sold and other short-term investments	79	20	134	40

Total interest income	28,289	22,920	55,407	45,310

Interest expense:
Deposits	7,627	5,024	14,559	9,771
Federal Home Loan Bank advances	5,670	4,789	11,219	9,334
Other	20	15	36	30

Total interest expense	13,317	9,828	25,814	19,135

Net interest income	14,972	13,092	29,593	26,175
Provision for loan losses	300	120	600	240

Net interest income after provision for loan losses	14,672	12,972	28,993	25,935

Noninterest income:
Trust and investment management fees	3,486	3,320	6,698	6,375
Service charges on deposit accounts	1,168	1,192	2,179	2,362
Merchant processing fees	1,337	1,095	2,115	1,692
Net gains on loan sales	418	560	905	909
Net realized gains (losses) on securities	3	(240)	3	(240)
Income from bank-owned life insurance	279	295	551	594
Other income	303	702	622	1,172

Total noninterest income	6,994	6,924	13,073	12,864

Noninterest expense:
Salaries and employee benefits	7,450	7,218	14,909	14,195
Net occupancy	802	796	1,655	1,612
Equipment	869	788	1,751	1,558
Merchant processing costs	1,098	882	1,734	1,348
Advertising and promotion	733	538	1,036	1,004
Outsourced services	444	467	857	843
Legal, audit and professional fees	520	245	912	503
Amortization of intangibles	99	161	246	322
Other	1,358	1,450	2,717	2,840

Total noninterest expense	13,373	12,545	25,817	24,225

Income before income taxes	8,293	7,351	16,249	14,574
Income tax expense	2,654	2,308	5,200	4,576

Net income	$5,639	$5,043	$11,049	$9,998

Weighted average shares outstanding - basic	13,296.0	13,216.1	13,289.4	13,209.4
Weighted average shares outstanding - diluted	13,592.3	13,517.0	13,602.3	13,515.2
Per share information:
Basic earnings per share	$0.42	$0.38	$0.83	$0.76
Diluted earnings per share	$0.41	$0.37	$0.81	$0.74
Cash dividends declared per share	$0.18	$0.17	$0.36	$0.34